CONSULTING AGREEMENT
                                  AS ADVISOR TO
                             CHIEF EXECUTIVE OFFICER


     This Consulting Agreement ("Agreement") is made as dated below, by and between Dr. Robert M. Sandfort ("Dr. Sandfort") and MEMC Electronic Materials, Inc. ("MEMC"). Dr. Sandfort and MEMC have mutually agreed to end Dr. Sandfort's employment with MEMC, so that Dr. Sandfort may pursue other interests and become a consulting advisor to MEMC's CEO. Dr. Sandfort has been employed as President and Chief Operating Officer of MEMC. Dr. Sandfort also serves as a Director on the MEMC Board of Directors. In order to resolve any and all matters arising out of the employment relationship and its termination, and in order to insure a smooth transition of Dr. Sandfort's job duties and to continue to take advantage of Dr. Sandfort's skills and experience, the parties have entered into this Agreement. The parties agree as follows:

     1. Dr. Sandfort will voluntarily retire and resign his employment with MEMC effective December 1, 1997 ("Termination Date"). Dr. Sandfort will receive all regular compensation due for services rendered as an MEMC employee through November 30, 1997 on the next regular pay date. In addition, Dr. Sandfort will receive payment for all accrued but unused vacation time in the amount of $47,525.60, payable on December 15, 1997. Dr. Sandfort (or his designated beneficiary, if he should die before the scheduled payment date) also shall receive compensation due him pursuant to the Employment Agreement dated May 1, 1995 between Dr. Sandfort and MEMC (the "Employment Agreement") in the aggregate amount of $561,666.67, payable as follows: $28,083.33 payable on December 15, 1997; $337,000.00 payable on January 2, 1998; and $196,583.34 payable on January 4, 1999. The Employment Agreement, which is attached as Exhibit A and incorporated by reference herein, shall be deemed to be amended by all provisions of this Agreement that are inconsistent therewith. Capitalized terms used herein but not defined herein shall have the meanings assigned in the Employment Agreement. "Agreement" shall mean this Consulting Agreement unless the context otherwise requires.

     2. For a  one-year  period  beginning  with the day  after  Dr.  Sandfort's
Termination Date ("Consulting Period"), Dr. Sandfort agrees to make himself reasonably available for consultation with MEMC either by phone or in person as reasonably requested by MEMC on such matters as MEMC may reasonably request. During the Consulting Period Dr. Sandfort shall be considered a consulting advisor to MEMC's CEO. Dr. Sandfort shall be free to perform services for others when not performing under this Agreement; provided, that nothing in this Agreement will eliminate or modify in any way the confidentiality and non-competition restrictions placed upon Dr. Sandfort by Paragraphs 5.1 and 5.2 of the Employment Agreement, which paragraphs are incorporated by reference herein and shall be effective as of the Termination Date, except that (a) such paragraphs shall be interpreted solely with reference to the definition of "Competitive Work" set forth in the Confidentiality Agreement dated as of March 31, 1989 (the "Confidentiality Agreement"), which is incorporated by reference in the Employment Agreement; and (b) the written consent of MEMC described in the first paragraph of the section of the Confidentiality Agreement entitled "Competitive Activity" shall not be unreasonably withheld and shall be deemed to have been given if Dr. Sandfort has received no response from MEMC as of the 14th day after Dr. Sandfort has furnished the written evidence required thereunder to MEMC.

     3. The parties agree that during the Consulting Period, the parties' relationship will be that of a client and an independent contractor. During this period Dr. Sandfort will not be considered an agent or employee of MEMC and therefore will not necessarily be entitled to any of the benefits MEMC provides its employees, including but not limited to health, worker's compensation and pension or profit sharing plans; except that nothing contained herein shall deprive Dr. Sandfort of any benefits to which he is entitled under Section 3.1.1 of the Employment Agreement, under any plan providing benefits during retirement if and when Dr. Sandfort elects to begin receiving retirement income, and any other benefits that may be specifically provided under this Consulting
Agreement. Nothing in this Agreement shall adversely affect Dr. Sandfort's rights with respect to any vested profit sharing or pension monies, if any; Dr. Sandfort's right to begin receiving retirement income, if he is eligible under the terms of any plan, at any time before, during, or after the Consulting Period; or Dr. Sandfort's rights under any other plan for which he may be eligible or any law, including without limitation the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA").

     4. In consideration of Dr. Sandfort's consulting services and other promises herein, on January 2, 1998, MEMC will pay to Dr. Sandfort (or his designated beneficiary, if he should die before January 2, 1998) a lump sum in the amount of $539,751.00. In addition, Dr. Sandfort will be paid an hourly rate of $250 for each hour and fraction thereof which he spends providing consulting services, with a minimum of two hours for each telephone consultation and four hours for each requested consultation in person. In addition, Dr. Sandfort will be reimbursed for all reasonable expenses incurred as a result of his performing consulting services. To the extent that Dr. Sandfort requires administrative support to perform his consulting duties, these will be provided by MEMC; provided that, it is expressly understood that MEMC will not be responsible for providing Dr. Sandfort with office facilities at any MEMC location. Dr. Sandfort expressly acknowledges that the monies paid hereunder are over and above anything which MEMC may owe him for his services prior to the termination of his employment and represents additional pay and benefits to which Dr. Sandfort would not normally be entitled at the end of his employment.

     If Dr. Sandfort is required to travel in order to provide consulting services to MEMC, MEMC shall provide travel insurance in an amount not less than that for which Dr. Sandfort was eligible during the month prior to the Termination Date.

     5. The parties also agree as follows:

     (a)  MEMC shall take or cause to be taken all actions necessary such that:

          (1) all stock options previously awarded to Dr. Sandfort under any plan of MEMC ("Options") that have not vested shall vest as of the Termination Date;

          (2) if at any time in the future MEMC issues Options to replace Options granted as of the same date as any Options that then remain outstanding, the effect of which is to lower the exercise price under the Options being replaced, MEMC shall issue Options to replace outstanding Options on the same terms as such other Options, subject to Subsection 5(a)(3) and subject to the execution of such documents as MEMC reasonably requires to assure compliance with the securities laws.

          (3) Dr. Sandfort shall have all rights under the Equity Incentive Plan or Long Term Incentive Plan, as the case may be, to pay any Option exercise price in shares of stock or through a cashless exercise procedure, as well as the right to elect to pay in shares of stock all or a part of any amount required to be withheld to satisfy income tax liability in connection with the exercise of any Option (unless such election would subject him to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended);

          (4) Dr. Sandfort shall be allowed to exercise all Options (including any replacement options) until the tenth anniversary of the date on which each Option was granted; and

          (5) all shares of restricted stock previously awarded to Dr. Sandfort under any plan of MEMC ("Restricted Stock") that have not vested shall vest as of the Termination Date, and all remaining restrictions on such Restricted Stock shall lapse as of the Termination Date.

     (b) The six (6) month prior irrevocable election requirement of the Supplemental Executive Pension Plan shall be waived. As payment in full for all amounts due him from the Supplemental Executive Pension Plan, Dr. Sandfort (or his designated beneficiary, if he should die before the scheduled payment date) shall receive 120 monthly installment payments as follows:

          (1)  $10,588.11 each month in 1998;

          (2)  $10,764.58 each month in 1999;

          (3)  $10,946.24 each month in 2000;

          (4)  $11,133.88 each month in 2001;

          (5)  $11,328.73 each month in 2002;

          (6)  $11,532.64 each month in 2003;

          (7)  $11,748.88 each month in 2004;

          (8)  $11,983.86 each month in 2005;

          (9)  $12,253.50 each month in 2006; and

          (10) $12,621.10 each month in 2007.

     (c) Dr. Sandfort (or his designated beneficiary, if he should die before the scheduled payment date) also shall receive as retirement income in addition to amounts due him from the Supplemental Executive Pension Plan, 120 monthly installment payments as follows

          (1)  $11,644.68 each month in 1998;

          (2)  $11,838.76 each month in 1999;

          (3)  $12,038.54 each month in 2000;

          (4)  $12,244.91 each month in 2001;

          (5)  $12,459.20 each month in 2002;

          (6)  $12,683.47 each month in 2003;

          (7)  $12,921.28 each month in 2004;

          (8)  $13,179.71 each month in 2005;

          (9)  $13,476.25 each month in 2006; and

          (10) $13,880.54 each month in 2007.

     (d) MEMC shall advance to Dr. Sandfort as an interest free loan an amount equal to 47.05% of the gross income realized by Dr. Sandfort for federal income tax purposes resulting from the vesting of MEMC Restricted Stock on December 1, 1997, which loan shall be advanced in sufficient time to fund the required tax withholding on such income. Such loan shall be repaid in full no later than January 2, 2003. In addition, on April 15 after each year during the period December 1, 1997 through December 31, 2002, MEMC shall pay Dr. Sandfort an amount equal to 47.05% of the amount of imputed interest reported by MEMC to Dr. Sandfort for federal income tax purposes for the immediately preceding year.

     (e) MEMC shall deposit $2,661,282.29 in the MEMC Electronic Materials, Inc. Supplemental Executive Pension Plan Trust in January, 1998 to provide a source of payment of the amounts due Dr. Sandfort under Subsections 5(b) and 5(c) above.

     6. Dr. Sandfort agrees to release MEMC and its past and present shareholders, officers, directors, agents, employees, representatives, attorneys, successors and assigns, and affiliated or related companies (Released Parties), from any and all claims made, to be made, or which might have been made as a consequence of Dr. Sandfort's employment with MEMC or arising out of the termination of said employment relationship other than the breach of any provision of this Agreement by MEMC. This release specifically applies to, but is not limited to, any and all claims for back pay, front pay, sick pay, bonuses, or any other form of compensation or benefits not expressly preserved herein, claims of wrongful or retaliatory discharge, and any and all other claims arising under federal, state, or local law, known or unknown, which exist as of the date of the execution of this Agreement, whether such claims arise under either common law (whether sounding in tort or contract) or under constitution, statute or ordinance, including by way of illustration Title VII of the Civil Rights Act of 1954, as amended, 42 U.S.C. Section 2000(e), et seq.; the Missouri Human Rights Act, as amended, and the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq., the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq.

     7. Dr. Sandfort agrees never to institute, directly or indirectly, any action or proceeding of any kind against any Released Party, on account of any matters over which he has waived his rights in this Agreement.

     8. MEMC hereby releases Dr. Sandfort and his heirs, personal representatives, successors, and assigns from any and all claims of every nature and description, whether known or unknown, prior to the date hereof. This does not release Dr. Sandfort from any claim which may be made as a consequence of the future breach by Dr. Sandfort of any provision of this Agreement.

     9. MEMC agrees never to institute, directly or indirectly, any action or proceeding of any kind against Dr. Sandfort, on account of any matters over which MEMC has waived its rights in this Agreement.

     10. Within seven (7) days following Dr. Sandfort's Termination Date, he shall return to MEMC any and all property of MEMC which he may have in his possession or control, if any, including, but not limited to any financial records or reports, memoranda, and all other documents, recordings, tapes, disks, etc., whether written or electronic, and without retaining any copies thereof, except that he may retain copies of those documents that may be helpful to him in preparing an updated resume. Upon completion of the Consulting Period, he shall also return all MEMC property with which he may be provided, without retaining copies.

     11. The provisions of this Agreement governed by state law will be governed by Missouri law, exclusive of any rules that would apply to another state's substantive rules of law or equity, or which would in any way impair the enforceability of the arbitration provision described in paragraph 18 below.

     12. This Agreement shall be binding upon, and shall inure to the benefit of MEMC and Dr. Sandfort and their respective heirs, executors, administrators, legal representatives, successors and assigns; and MEMC affirmatively will require any successor to all or any portion of the business and/or assets of MEMC that includes the obligations to which MEMC is bound under this Agreement, whether succession is direct or indirect and without regard to the manner by which it is effected, including without limitation purchase, merger, and consolidation, expressly to assume and perform this Agreement in the same manner and to the same extent that MEMC would be required to perform it if no such succession had taken place. As used in this Agreement, "MEMC" shall include any such successor.

     13. Dr. Sandfort agrees not to reapply for employment with MEMC at any time.

     14. The parties agree that in the event either party breaches any of the provisions of this Agreement, either party shall be entitled to any and all equitable remedies provided by law. Moreover, if a party prevails in any litigation or arbitration related to a breach of this Agreement, the prevailing party shall be entitled to the reimbursement of reasonable attorney's fees, expenses and court costs incurred in such litigation or arbitration.

     15. The parties mutually agree that the terms of this Agreement are strictly confidential. They will not be discussed or otherwise disclosed to third parties. However, the parties expressly understand that nothing herein prohibits the divulging or reporting of anything related to this Agreement as required by law, regulation, governmental authority or similar body, or as required in the written opinion of counsel to comply with applicable laws, including securities laws and regulations or stock exchange requirements, it being expressly acknowledged and agreed that this Agreement and all amendments, attachments and exhibits thereto shall be filed with the Securities and Exchange Commission ("the SEC") and furnished to parties requesting copies of exhibits to filings with the SEC. The parties further acknowledge that employees of MEMC may learn of the terms of this Agreement in the ordinary course of business and that Dr. Sandfort's spouse, attorneys, accountants and advisors may also learn of its terms. However, the parties will undertake to advise such persons as discussed in the foregoing sentence that they are not to disclose or otherwise divulge the terms of this Agreement.

     16. Dr. Sandfort expressly acknowledges that he has been advised to consult with an attorney of his choice regarding his execution of this document, that he has been told that he has twenty-one (21) days from his date of receipt of the final version of this Agreement to either accept or reject its terms, and that if he executes this Agreement, he shall have the right to revoke his acceptance by notifying MEMC, in writing, within seven (7) days of his execution, of his revocation.

     17. Dr. Sandfort shall remain a member of the Board as a non-employee Director of MEMC, until such time as he is removed or is reappointed, provided that he shall resign from the Board forty-five (45) days prior to the 1998 annual meeting unless requested in writing not to do so. Dr. Sandfort shall receive fees and other compensation, if any, as a non-employee Director of MEMC at the same level as determined for MEMC's other non-employee Directors, payable during such time as Dr. Sandfort continues to serve as a member of the Board.

     18. Any disputes between the parties to this Agreement shall be settled by arbitration in St. Louis, Missouri, before a single arbitrator in accordance with the Commercial Arbitration Rules under the American Arbitration Association, provided that discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. The decision of such arbitration shall be final and conclusive on the parties, and judgment upon such decision may be entered in any court having jurisdiction thereof.

     19. If a court of competent jurisdiction determines that any provision contained in this Agreement, or any part thereof, cannot for any reason be enforced, the parties agree that such determination shall not affect or invalidate the remainder of this Agreement.

     20. MEMC makes no representations and is not responsible with respect to the income tax and securities law consequences to Dr. Sandfort resulting from this Agreement and the compensation and benefits payable pursuant thereto. All amounts payable pursuant to this Agreement are subject to federal and state tax withholding as required by applicable law from time to time.

     21. Dr. Sandfort may designate a beneficiary or beneficiaries (contingently, consecutively, or successively) of a death benefit, if any, payable under this Agreement and, from time to time, may change his designated beneficiary. A beneficiary may be a trust. A beneficiary designation shall be made in writing and delivered to MEMC while Dr. Sandfort is alive. If there is no designated beneficiary surviving at the death of Dr. Sandfort, payment of any death benefit shall be made to his surviving spouse, and if he has no surviving spouse, to his estate.

     22. Sandfort hereby agrees now and at any time in the future to refrain from making any comments or statements to the press, the employees of MEMC or any individual or entity with whom MEMC has a business relationship or others,
(i) which would be likely to adversely affect the conduct of the business of MEMC or any of its affiliates, or any of their plans or prospects, or their business reputations, or the business reputations of any of their representatives or members of their respective boards of directors, or (ii) which would disparage in any way or cast in a negative light MEMC or any of its affiliates, or any of their respective directors, officers, agents or employees. MEMC hereby agrees now and at any time in the future to refrain from making any comments or statements to the press or any individual or entity with whom Sandfort has a business relationship or others, (i) which would be likely to adversely affect the business reputation of Sandfort, or (ii) which would disparage in any way or cast in a negative light Sandfort.

     23. The parties acknowledge that each has read this Agreement consisting of 9 pages, 23 sections, and the attached exhibits and fully understand same. Dr. Sandfort also acknowledges that he agrees to all of the terms and conditions of this Agreement and that he does so of his own free will and without coercion and that he has had an opportunity to review this document with an attorney of his choice. MEMC represents that it has the corporate authority to enter this Agreement and has taken or will take all steps necessary to carry out its terms and conditions. The parties agree that no representation or promise inconsistent with or additional to the terms of this Agreement have been made, that this Agreement includes all referenced Exhibits and is the full and complete agreement of the parties, and that this Agreement may not be modified, changed, or added to except in writing signed by all parties.

     THE PARTIES ACKNOWLEDGE THAT THE INSTANT AGREEMENT CONTAINS A BINDING AND ENFORCEABLE ARBITRATION PROVISION.

SO AGREED:                            MEMC ELECTRONIC MATERIALS, INC.

/s/ Robert M. Sandfort                By:    /s/ Ludger H. Viefhues
-------------------------                    ------------------------
Robert M. Sandfort, Ph.D.             Title: CEO

Date:  December 1, 1997                Date:  December 1, 1997
       ------------------                     -----------------------

                                                                       Exhibit A

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of May 1, 1995 (the "Agreement"), between MEMC ELECTRONIC MATERIALS, INC. of St. Peters, Missouri, a Delaware corporation ("MEMC"), and Dr. Robert M. Sandfort (the "Executive").

     WHEREAS, MEMC desires to employ the Executive and to assure itself of the continued services of the Executive and the availability of his advise, counsel and leadership for the term of employment provided for in this Agreement; and

     WHEREAS, the Executive desires to accept such employment and enter into this Agreement;

     NOW,   THEREFORE,   in   consideration  of  the  covenants  and  agreements
hereinafter set forth, the parties hereto agree as follows:

     1. Term.

     Subject to Sections 3, 4 and 5 below, the term of the Executive's employment under this Agreement shall commence on the effective date of the Registration Statement on Form S-1 in connection with the initial public offering (the "IPO") "hereinafter, the "IPO date") of securities of MEMC and shall terminate on the first day of the month following the fourth anniversary of the IPO Date (the "Term"). During the Term, the Executive will devote his full business time to his duties as President and Chief Operating Officer ("COO") of MEMC. In such capacity, the Executive agrees to serve MEMC faithfully and to the best of his ability under the direction of the Board of Directors of MEMC (the "Board"). The Executive also agrees to serve, if elected or appointed, at no compensation in addition to that provided for in this Agreement, in the position of officer or director of any affiliate of MEMC.

     2. Compensation and Benefits.

     2.1. Compensation. In consideration of the Executive's agreement to be employed by MEMC under the terms and provision of this Agreement, MEMC shall provide the Executive with the compensation arrangements listed on the attached
Schedule 1; provided, however, that the grants of options and restricted stock described therein shall be subject to the consummation by MEMC of the IPO. The Executive's compensation as described in Schedule 1 shall be reviewed by the Board, based upon the Executive's performance and then current titles and responsibilities, not less often than annually. The Executive's base salary may be increased, but not decreased, based on his performance and upon the Board's view of the appropriate base salary for the titles and responsibilities assigned to the Executive from time to time. Compensation of the Executive is primarily a function of company performance and individual performance and could, in any given year, be higher or lower than that of other COOs in comparable positions. But it is the intent that MEMC's compensation opportunity be structured to afford comparable pay given comparable performance by the Executive and MEMC. In addition to any increases effected as a result of such review, the Board at any time may in its sole discretion increase the Executive's base salary. Compensation will include but not be limited to: (a) base salary; (b) annual incentives; (c) grants of options, restricted stock or other awards under an omnibus equity incentive plan (the "Equity Incentive Plan") to be adopted by MEMC prior to consummation of the IPO; and (d) participation in any long term incentive plan established by MEMC.

     2.2. Pension Benefits. The Executive shall continue to be entitled to participate in the MEMC Pension Plan for Salaried Employees (the "MEMC Pension Plan").

     2.3. Other Employee Benefits. The Executive shall be entitled to continue to participate as a vested employee in any welfare plans of MEMC, including, but not limited to, medical, dental, life insurance, and disability income, and perquisites to which an employee of comparable or lesser grade level in MEMC is entitled.

     3. Termination Payments.

     3.1. Termination Without Cause.

     3.1.1. General. Subject to Section 5 below, if MEMC terminates the Executive's employment without Cause (as defined below) prior to the expiration of the Term, (i) MEMC shall be obligated to pay the Executive his then current base salary for the balance of the Term (the "Severance Period") in accordance with MEMC's payroll practices, (ii) all unvested options granted under the Equity Incentive Plan shall vest and all restrictions on awards granted under the Equity Incentive Plan shall lapse and (iii) the Executive shall be allowed to exercise all stock options granted under the Equity Incentive Plan until the earlier of (A) the later of (x) one year following the date of termination and
(y) the first day of the month following the fourth anniversary of the IPO Date and (B) the expiration of the term of the stock option; provided, however, that the Executive may exercise any incentive stock options until three months following the date of termination (or, if earlier, until expiration of the term of such incentive stock options). In addition, in the event of termination without Cause, the then current year annual incentive will be paid at such level and at such time as payment is made to MEMC's other executives under the applicable bonus plan. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of MEMC or as provided in Section 2.2 above.

     3.1.2. Conditions Applicable to the Severance Period. If, during the Severance Period, the Executive breaches his obligations under Section 5 of this Agreement, MEMC may, upon written notice to the Executive, terminate the Severance Period and cease to make any further payments or provide any benefits described in Section 3.1.1. except as determined in accordance with the terms of the employee benefit plans or programs of MEMC as provided for in Section 2.2 above.

     3.1.3. Death During Severance Period. In the event of the Executive's death during the Severance Period, payments of the severance amounts under this
Section 3 shall continue to be made during the remainder of the Severance Period to the beneficiary designated in writing for this purpose by the Executive or, if no such beneficiary is specifically designated, to the Executive's estate.

     3.1.4. Date of Termination. The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive (which date shall be coincident with or subsequent to the date of such notice).

     3.2. Termination for Cause: Resignation by the Executive.

     3.2.1. General. If, prior to the expiration of the Term, the Executive's employment is terminated by MEMC for Cause, or the Executive resigns from his employment hereunder, the Executive shall be entitled to payment of his base salary as then in effect through and including the date of termination or resignation. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of MEMC or as provided in Section 2.2 above.

     3.2.2. Date of Termination. Subject to the proviso to Section 3.3, the date of termination for Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation shall be the date specified in the written notice of resignation from the Executive to MEMC (which date shall be coincident with or subsequent to the date of such notice) or, if no date is specified therein, 10 business days after receipt by MEMC of written notice of resignation from the Executive.

     3.3.  Cause.   Termination  for  "Cause"  shall  mean  termination  of  the
Executive's employment because of:

          (i) any act or omission that constitutes a material breach by the Executive of any of his material obligations under this Agreement (other than by reason of his death or Permanent Disability (as defined below));

          (ii) the continued failure or refusal of the Executive to perform the material duties required of him as an employee of MEMC (other than by reason of his death or Permanent Disability);

          (iii) any willful material violation by the Executive of any law or regulation applicable to the business of MEMC or any of its subsidiaries, or the Executive's conviction of a felony, or any willful perpetration by the Executive of a common law fraud; or

          (iv) any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, MEMC or any of its subsidiaries or affiliates;

provided, however, that if any such Cause relates to the Executive's obligations under this Agreement and (x) is susceptible to cure and (y) does not constitute a repetition of such Cause, MEMC shall not terminate the Executive's employment hereunder unless MEMC first gives the Executive notice of its intention to terminate and of the grounds for such termination, and the Executive has not, within 10 business days following receipt of the notice, cured such Cause, or in the event such Cause is not susceptible to cure within such 10 business day period, the Executive has not taken all reasonable steps within such 10 business day period to cure such Cause as promptly as practicable thereafter.

     4. Death or Disability.

     In the event of termination of the Executive's employment by reason of death or Permanent Disability (as hereinafter defined), the Executive (or his estate, as applicable) shall be entitled to base salary and benefits determined under Section 2 hereof through the date of death or, in the case of Permanent Disability, through the later of the date of termination or the date (not later than one year following the date of termination) on which the Executive commences to receive disability benefits (including a pro rata annual incentive for the year of death or disability at the maximum opportunity level). For 50% of the restricted stock held by the Executive on the date of the termination of his employment, all restrictions will immediately lapse. The remaining restricted stock and options outstanding will continue to vest in accordance with Schedule 1 as if his employment has not terminated. Other benefits shall be determined in accordance with the benefit plans maintained by MEMC, including, without limitation, the Equity Incentive Plan and any Long Term Incentive Plan, and MEMC shall have no further obligation hereunder. For purposes of this Agreement, "Permanent Disability" means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties as an employee of MEMC, which disability or infirmity shall exist, or in the opinion of an independent physician is reasonably likely to exist, for any continuous period of 180 days.

     5. Restrictive Covenants.

     5.1 Non-Compete: Confidentiality. For the period extending through the later of (i) April 1, 2000 and (ii) two years following the date of termination of the Executive's employment with MEMC or its affiliates, the Executive will not accept employment nor engage in business, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor (other than a stockholder or investor owning not more than a 5% interest), officer or director of a corporation, or as an employee, associate, consultant or agent for any person, partnership, corporation or other business organization or entity other than MEMC or any of its subsidiaries which competes with MEMC without the express written consent of MEMC. In addition, the terms of the confidentiality agreement dated March, 1989 between MEMC and the Executive are incorporated herein by reference. Notwithstanding anything contained in this Section 5 to the contrary, the period of applicability of this Section 5 shall be extended an additional day for each day on which the Executive is in breach of this Section 5.

     5.2 Injunctive Relief. Without intending to limit the remedies available to the parties hereto, the parties acknowledge that a breach of any of the covenants contained in this Section 5 may result in material and irreparable injury to MEMC for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, MEMC shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 5 or such other relief as may be required specifically to enforce any of the covenants in this
Section  5. If,  for any  reason,  it is held that the  restrictions  under this
Section 5 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 5 as will render such restrictions valid and enforceable.

     6. Successors. MEMC will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of MEMC to expressly assume and agree to perform this Agreement in the same manner and to the same extent that MEMC would be required to perform it if no such succession had taken place. As used in this Agreement, "MEMC" shall mean MEMC as defined above and any successor to its business and/or assets which by reason hereof assumes and agrees to perform this Agreement by operation of law, or otherwise.

     7. Miscellaneous.

     7.1 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     7.2 Disputes. Any disputes between the parties to this Agreement shall be settled by arbitration in St. Louis, Missouri under the auspices of, and in accordance with the rules of, the American Arbitration Association. The decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof.

     7.3 Entire Agreement: Amendment.

          (i) Except as expressly set forth herein, this Agreement represents the entire agreement of the parties concerning the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between MEMC and the Executive.

          (ii) This Agreement may be amended at any time by mutual written agreement of the parties hereto.

     7.4 Withholding. The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under MEMC's employee benefit plans, if any.

     7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

     The parties have executed this Agreement as of the day and year first above written.

                                         MEMC Electronic Materials, Inc.

/s/ Robert M. Sandfort                   By: /s/ Ludger H. Viefhues
--------------------------------             -----------------------------------
Robert M. Sandfort                           Chairman of the Board

[                              ]

                                   Schedule 1

                          Current Compensation Program



o    Annual Base Salary - USD $310,000 per annum

o 1995 Incentive Program Target Incentive Opportunity as a percent of base salary - Annual Incentive Target/Maximum Opportunity; 30%/66%

o Grants of Stock Options and Performance Contingent Vesting Restricted Stock in connection with the IPO

o Participation in any Long Term Incentive Plan (expected to be established by MEMC on or after January 1, 1996)



     STOCK OPTIONS                                      RESTRICTED STOCK
-----------------------                          ------------------------------
72,364  Options  at IPO price  which             24,000  shares of Restricted
vest at the rate of 25% per year,                Stock which vest 100% (i.e.,
such that 100% vesting will occur on             all forfeiture  restrictions
the fourth anniversary of the IPO                lapse) on the fourth anniver-
Date. (1) ("Ratable  Vesting  Options")          sary of the IPO Date.
                                                 ("Performance Vesting
                                                 Restricted  Stock").  However,
                                                 if, at any time during the
                                                 first 3  years,  the common
                                                 stock  share appreciation is
                                                 greater   than   55% from the
                                                 IPO  price, 50% of the
                                                 Performance  Vesting
                                                 Restricted Stock will become
                                                 fully vested.  If such share
72,364  Options at IPO price which               appreciation is greater than
vest 100% on the fourth anniversary              100%, then all Performance
of the IPO Date.  ("Cliff Vesting                Vesting Restricted Stock will
Options")                                        become fully vested.

                                                 24,000 shares of Restricted
                                                 Stock which vest 100% on fourth
                                                 anniversary of the IPO Date.
                                                 ("Cliff Vesting Restricted
                                                 Stock")


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(1) The number of shares representing .171% of outstanding stock on a fully diluted basis is assumed to be 72,364 shares. If the IPO results in a different number of shares equaling .171% of outstanding stock on a fully diluted basis, the Executive shall receive, for each of the Ratable Vesting and Cliff Vesting Option grants, the greater of 72,364 shares or .171% of outstanding stock on a fully diluted basis. The number of both Ratable Vesting and Cliff Vesting Restricted Stock shares referenced granted to the Executive will also be determined in this manner.

Performance Vesting Restricted Stock, Cliff Vesting Options, and Cliff Vesting Restricted Stock will be forfeited and cancelled, if the employment of the Executive is terminated for Cause or due to his option to retire prior to the fourth anniversary of the IPO Date.